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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 23, 2001



                                   APW LTD.
            (Exact name of Registrant as specified in its charter)


          Bermuda                   1-15851            04-2576375
(State or other jurisdiction    (Commission File    (I.R.S. Employer
     of incorporation)              Number)        Identification No.)


                                Clarendon House
                                2 Church Street
                                P.O Box HM 666
                            Hamilton HM CX Bermuda


                       N22 W23685 Ridgeview Parkway West
                        Waukesha, Wisconsin  53188-1013

          Mailing address:  P.O. Box 325, Milwaukee, Wisconsin 53201
              (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code:(262) 523-7600
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Item 5.  Other Events.

     On January 23, 2001, APW Ltd. announced that it had entered into a definitive agreement to acquire substantially all of the assets and operating liabilities of Mayville Metal Products from Connell Limited Partnership.

     Under the terms of the Asset Purchase Agreement among Connell Limited Partnership, APW Ltd. and APW Mayville, Inc., a newly formed subsidiary of APW Ltd., the newly formed subsidiary will acquire substantially all of the assets and operating liabilities of Mayville Metal Products. Total consideration to be paid for the acquisition is $225 million in cash plus 1.509 million shares of APW Ltd. common stock, subject to certain contractual adjustments. The transaction is structured as an asset purchase with the assumption of certain operating liabilities, and is expected to close by the end of February 2001.

     The press release issued in connection therewith is filed as an exhibit to this report.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits:

          See Exhibit Index following the Signature page of this report, which is incorporated herein by reference.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                APW LTD.
                                (Registrant)


Date: January 29, 2001          By: /s/ Michael S. Duffey
                                   -----------------------------
                                    Michael S. Duffey
                                    Senior Vice President and Chief
                                    Financial Officer
                                    (Duly authorized to sign on behalf
                                    of the Registrant)
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                                   APW LTD.
                              (the "Registrant")
                         (Commission File No. 1-15851)

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                       Date of Report: January 23, 2001


Exhibit                                                    Filed
Number                      Description                   Herewith

99.1       APW Ltd. Press Release dated January 23, 2001     X